Number | Shares

CORVAIR RESOURCES INC.

*** *** INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA *** ***

COMMON VOTING STOCK

PAR VALUE $0.001

COMMON VOTING STOCK
FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE RE[illegible]ER[illegible]LD[illegible]

SPECIMEN

SHARES O[illegible]E [illegible] S[illegible]K [illegible]VA[illegible]RESOURC[illegible] INC[illegible] Co[illegible]ation, tra[illegible] [illegible]y on the books of the [illegible]tion [illegible] [illegible]n or by Att[illegible]y u[illegible] [illegible] Certifica[illegible] [illegible]endorsed.
Witness the [illegible]ea[illegible] [illegible]orp[illegible]ion and [illegible]acsi[illegible] S[illegible]tu[illegible]

Issue Date:

Corvair Resources Inc.

Terry G. Cook
President

Corporate Seal
NEVADA

Terry G. Cook
Secretary